Exhibit 10.13
10.13 Corn Kernels Purchase Agreement with Ji’nan Jinliang Grains Storage
Co., Ltd.
Party A: Ji’nan Jinliang Grains Storage Co., Ltd.
Party B: Shandong Xiangrui Pharmacy Co., Ltd.
•	General Information
•	Pursuant to the contract entered on April 1, 2011, Party B will buy corn kernels of 30000 tons from Party A.

•	The aggregate price is RMB 66,000,000.

•	The term of the Agreement is from May 9, 2011 to December 31, 2011.
Headlines of the articles omitted
•	Delivery Date

•	Validity, Modification and Termination of Contract

•	Dispute Settlement

•	Breach of the Agreement

•	Miscellaneous